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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 dated September 9, 1993, September 13, 1993 and February 20, 2001 and on Form S-3 dated February 13, 1995 and October 31, 2000.






Houston, Texas
March 27, 2001